Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2014 RESULTS

Lake Forest, IL, January 26, 2015 – Packaging Corporation of America (NYSE: PKG) today reported fourth quarter net income of $98 million, or $1.00 per share. Earnings included charges for special items for the Boise integration and DeRidder mill restructuring of $16 million, or $0.16 per share. Excluding special items, fourth quarter 2014 net income was $114 million, or $1.16 per share, compared to fourth quarter 2013 net income of $102 million, or $1.05 per share, and third quarter 2014 net income of $124 million, or $1.26 per share. Fourth quarter net sales were $1.434 billion compared to fourth quarter 2013 net sales of $1.264 billion and third quarter 2014 net sales of $1.519 billion.
Full year earnings were $393 million, or $3.99 per share, compared to 2013 earnings of $441 million, or $4.52 per share. Full year 2014 earnings, excluding special items, were a record $459 million, or $4.66 per share, compared to 2013 earnings, excluding special items, of $325 million, or $3.33 per share. Full year 2014 net sales were a record $5.9 billion compared to 2013 net sales of $3.7 billion. Details of special items for both the fourth quarter and full year are included in this press release.

Excluding special items, the $0.10 per share reduction in fourth quarter 2014 earnings, compared to the third quarter of 2014, was driven primarily by higher annual mill outage costs ($0.07), lower white paper prices and mix ($0.03), a seasonally less rich mix in corrugated products ($0.03), lower corrugated product shipments with three less shipping days ($0.02), and higher wood costs ($0.02). These items were partially offset by higher containerboard volume driven primarily by the start-up of the D3 machine at the DeRidder, Louisiana mill ($0.04), and lower taxes ($0.04) related in part to the passage of the federal tax extenders package in December.

Packaging segment EBITDA in the fourth quarter of 2014 was $239 million, and excluding special items, was $250 million with sales of $1.122 billion. For the year, EBITDA was $986 million, and excluding special items, was $1.015 billion with full year sales of $4.54 billion. PCA fourth quarter corrugated products shipments were up 5.4%, and including Boise, were up 11% compared to last year’s fourth quarter. Containerboard production was 927,000 tons, including 58,000 tons produced on the DeRidder No. 3 machine which started up on October 17, 2014.

Paper segment EBITDA in the fourth quarter of 2014 was $45 million and sales were $284 million. For the year, EBITDA was $186 million and sales were $1.2 billion. Office paper shipments in the fourth quarter were down 6% compared to last year’s fourth quarter. Printing and converting and pressure sensitive paper shipments were down 12,500 tons as a result of the fourth quarter 2013 paper machine closures at the International Falls, Minnesota mill. Mill production was 287,000 tons.

Commenting on reported results for the quarter and full year, Mark W. Kowlzan, CEO, said “We had a solid quarter with strong corrugated products demand, productive mill operations, and a successful rebuild and start-up of the D3 machine. As a result of the D3 production, we were able to reduce the outside purchases of containerboard from about 17,000 tons per month to 4,500 tons in December. Excluding special items, our 2014 earnings of $4.66 per share were up 40% over 2013’s record earnings, and total company EBITDA was $1.144 billion, up $393 million, or 52% over 2013. This earnings improvement was driven primarily by the Boise acquisition, including synergies realized.”

“Looking ahead to the first quarter,” Mr. Kowlzan added, “we expect lost containerboard production of about 60,000 tons and higher operating costs from annual maintenance downtime at our two largest containerboard mills and two less production days compared to the fourth quarter. This will be essentially offset by lower amortization of annual outage repair costs. Corrugated products shipments are expected to be seasonally lower, and white paper prices are expected to be lower with a full quarter’s impact of published price changes. Seasonally colder weather will increase wood, energy and chemical costs. In addition, labor and benefit costs will be higher with timing related payments and annual wage increases. These items will be partially offset by higher production on the D3 paper machine and lower interest expense. We currently expect first quarter earnings of $1.07 to $1.10 per share.”

PCA is the fourth largest producer of containerboard and corrugated packaging products in the United States and the third largest producer of uncoated freesheet paper in North America. PCA operates eight mills and 99 corrugated products plants and related facilities.

CONTACT:

Barbara Sessions
Packaging Corporation of America
INVESTOR RELATIONS: (877) 454-2509
PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 4th Quarter and Full Year 2014 Earnings
Conference Call

WHEN:	Tuesday, January 27, 2015
10:00 a.m. Eastern Time

CALL-IN	(855) 730-0288 (U.S. and Canada) or (832) 412-2295 (International)

NUMBER:	Dial in by 9:45 a.m. Eastern Time
Conference Call Leader: Mr. Mark Kowlzan

WEBCAST:	http://www.packagingcorp.com

REBROADCAST DATES:	January 27, 2015 1:00 p.m. Eastern Time through
February 9, 2015 11:59 p.m. Eastern Time

REBROADCAST NUMBER:	(855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International)
Passcode: 35494227

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, our industry and our business strategy. Statements that contain words such as “ will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

Non-GAAP measures used in this press release are reconciled to the most comparable measure reported in accordance with GAAP in the schedules to this press release.

Packaging Corporation of America
Consolidated Earnings Results
Unaudited
(dollars in millions, except per-share data)

	Three Months Ended						Full Year Ended
	December 31				September 30,		December 31
	2014 (1)		2013 (1,2)		2014 (1)		2014 (1)		2013 (1,2)
Net sales	$1,434.0		$1,264.4		$1,518.9		$5,852.6		$3,665.3
Cost of sales	(1,137.0)	(3,4)	(1,005.0)	(5)	(1,198.6)	(3,4)	(4,623.1)	(3,4)	(2,797.8)	(5)
Gross profit	297.0		259.4		320.3		1,229.5		867.5
Selling, general, and administrative expenses	(110.4)	(4)	(100.0)		(119.6)	(4)	(469.5)	(4)	(326.6)
Other expense, net	(13.4)	(3,4)	(36.5)	(6)	(12.3)	(3,4)	(57.3)	(3,4)	(59.0)	(6)
Income from operations	173.2		122.9		188.4		702.7		481.9
Interest expense, net	(23.2)		(27.9)	(6)	(23.1)	(4)	(88.4)	(4)	(58.3)	(6)
Income before taxes	150.0		95.0		165.3		614.3		423.6
Provision for income taxes	(51.5)		133.1	(7)	(60.9)		(221.7)		17.7	(7)
Net income	$98.5		$228.1		$104.4		$392.6		$441.3
Earnings per share:
Basic	$1.00		$2.36		$1.06		$3.99		$4.57
Diluted	$1.00		$2.34		$1.06		$3.99		$4.52
Supplemental financial information:
Capital spending	$165.4		$104.0		$106.7		$420.2		$234.4
Cash balance	$124.9		$191.0		$154.3		$124.9		$191.0
 ____________

(1)	On October 25, 2013, we acquired Boise Inc. (Boise). Our financial results include Boise subsequent to acquisition.

(2)
Effective January 1, 2014, the Company changed its method of accounting for inventories from lower of cost, as determined by the LIFO method, or market, to lower of cost, as determined by the average cost method, or market. The Company applied the change retrospectively to all prior periods presented herein in accordance with US generally accepted accounting principles (GAAP) relating to accounting changes. For more information, see Note 2, Summary of Significant Accounting Policies, of the Notes to Consolidated Financial Statements in our Current Report on Form 8-K filed on May 9, 2014.

(3)
On October 17, 2014, we completed the No. 3 newsprint machine conversion at the DeRidder, Louisiana, mill to produce containerboard. The three and twelve months ended December 31, 2014, include $18.0 million and $65.8 million, respectively, and the three months ended September 30, 2014, includes $26.0 million, of restructuring charges, including accelerated depreciation and start-up costs for the reconfigured machine. Most of the expenses were recorded in "Cost of sales".

(4)
The three and twelve months ended December 31, 2014, include $6.4 million and $19.9 million of Boise acquisition integration-related and other costs, most of which are recorded in “Other expense, net.” Boise acquisition integration-related and other costs during the twelve months ended December 31, 2014, also includes $1.5 million of expenses in “Interest expense, net” related to the write-off of deferred financing costs. The twelve months ended December 31, 2014, also includes $17.6 million of costs recorded in “Other expense, net” for the settlement of the Kleen Products LLC v Packaging Corp. of America et al class action lawsuit.

The three months ended September 30, 2014, includes $4.5 million of Boise acquisition integration-related, debt refinancing, and other costs, of which $3.0 million was recorded in "Other expense, net" and $1.5 million for the write-off of deferred financing costs was recorded in "Interest expense, net".

(5)
GAAP required us to value the inventory from the acquisition of Boise at fair value. This reduced the profit on the sale of the acquired inventory to that portion attributable to the selling effort. During both the three and twelve months ended December 31, 2013, this step-up in value resulted in $21.5 million of expense as the acquired inventory was sold and charged to cost of sales.

(6)
The three and twelve months ended December 31, 2013, include $15.8 million and $17.2 million, respectively, of acquisition-related costs, primarily for professional fees related to transaction-advisory services, and both periods include $17.4 million of integration-related and other costs. These costs are primarily recorded in "Other expense, net".

The twelve months ended December 31, 2013, includes $10.9 million of non-cash pension curtailment charges related to pension plan changes in which certain hourly corrugated plant and containerboard mill employees will transition from a defined benefit pension plan to a defined contribution (401k) plan.
The three and twelve months ended December 31, 2013, include $7.8 million and $10.5 million, respectively, of expenses for financing the acquisition. In addition, both periods include $1.1 million of expense for the write-off of deferred financing costs.

(7)
The three and twelve months ended December 31, 2013, include $166.0 million of income tax benefits from the reversal of the reserves for unrecognized tax benefits from alternative energy tax credits. The IRS completed its audit of PCA's 2008 and 2009 Federal income tax returns and all claimed alternative energy tax credits were allowed. As a result, a $103.9 million reserve for the

Filer City mill’s cellulosic biofuel tax credit was fully reversed. In addition, an IRS Chief Counsel Memorandum was published in the fourth quarter and resulted in the reversal of $62.1 million of reserves related to the taxability of alternative fuel mixture tax credits acquired in the acquisition of Boise.

Packaging Corporation of America
Segment Information
Unaudited
(dollars in millions)

	Three Months Ended			Full Year Ended
	December 31		September 30,	December 31
	2014 (1)	2013 (1,2)	2014 (1)	2014 (1)	2013 (1,2)
Segment sales
Packaging	$1,122.0	$1,030.8	$1,175.7	$4,540.3	$3,431.7
Paper	284.4	216.9	312.5	1,201.4	216.9
Intersegment eliminations and other	27.6	16.7	30.7	110.9	16.7
	$1,434.0	$1,264.4	$1,518.9	$5,852.6	$3,665.3

Segment income (loss)
Packaging	$161.4	$159.1	$164.7	$663.2	$554.2
Paper	31.1	13.5	43.0	135.4	13.5
Corporate and Other	(19.3)	(49.7)	(19.3)	(95.9)	(85.8)
Income from operations	173.2	122.9	188.4	702.7	481.9
Interest expense, net	(23.2)	(27.9)	(23.1)	(88.4)	(58.3)
Income before taxes	$150.0	$95.0	$165.3	$614.3	$423.6

Segment income (loss) excluding special items (3)
Packaging	$178.9	$178.5	$191.7	$733.9	$584.5
Paper	31.5	15.1	43.0	135.4	15.1
Corporate and Other	(12.8)	(16.0)	(17.3)	(64.8)	(50.7)
	$197.6	$177.6	$217.4	$804.5	$548.9

EBITDA (3)
Packaging	$238.7	$220.5	$253.5	$986.2	$744.4
Paper	44.5	22.6	55.9	186.0	22.6
Corporate and Other	(17.8)	(48.2)	(17.2)	(88.5)	(83.3)
	$265.4	$194.9	$292.2	$1,083.7	$683.7

EBITDA excluding special items (3)
Packaging	$249.7	$239.9	$262.3	$1,015.0	$774.7
Paper	44.9	24.2	55.9	186.0	24.2
Corporate and Other	(11.3)	(14.5)	(15.2)	(57.4)	(48.2)
	$283.3	$249.6	$303.0	$1,143.6	$750.7
____________

(1)	On October 25, 2013, we acquired Boise Inc. (Boise). Our financial results include Boise subsequent to acquisition.

(2)	See footnote (2) on page 1, for a discussion of the change in our method of accounting for inventories.

(3)
Income from operations excluding special items, segment income (loss) excluding special items, earnings before interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)

	Three Months Ended			Full Year Ended
	December 31		September 30,	December 31
	2014 (1)	2013 (1,2)	2014 (1)	2014 (1)	2013 (1,2)
Packaging
Segment income	$161.4	$159.1	$164.7	$663.2	$554.2
DeRidder restructuring	18.0	—	26.0	65.8	—
Integration-related and other costs	(0.5)	1.4	1.0	4.9	1.4
Acquisition inventory step-up	—	18.0	—	—	18.0
Pension curtailment charge	—	—	—	—	10.9
Segment income excluding special items (3)	$178.9	$178.5	$191.7	$733.9	$584.5

Paper
Segment income	$31.1	$13.5	$43.0	$135.4	$13.5
Integration-related and other costs	0.4	(1.9)	—	—	(1.9)
Acquisition inventory step-up	—	3.5	—	—	3.5
Segment income excluding special items (3)	$31.5	$15.1	$43.0	$135.4	$15.1

Corporate and Other
Segment loss	$(19.3)	$(49.7)	$(19.3)	$(95.9)	$(85.8)
Integration-related and other costs	6.5	17.9	2.0	13.5	17.9
Class action lawsuit settlement	—	—	—	17.6	—
Acquisition-related costs	—	15.8	—	—	17.2
Segment loss excluding special items (3)	$(12.8)	$(16.0)	$(17.3)	$(64.8)	$(50.7)

Income from operations	$173.2	$122.9	$188.4	$702.7	$481.9

Income from operations, excluding special items (3)	$197.6	$177.6	$217.4	$804.5	$548.9
 ____________

(1)	On October 25, 2013, we acquired Boise Inc. (Boise). Our financial results include Boise subsequent to acquisition.

(2)	See footnote (2) on page 1, for a discussion of the change in our method of accounting for inventories.

(3)	See footnote (3) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)
Net Income and EPS Excluding Special Items (1)

	Three Months Ended December 31				Three Months Ended
	2014 (2)		2013 (2,3)		September 30, 2014 (2)
	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported	$98.5	$1.00	$228.1	$2.34	$104.4	$1.06
Special items (4):
DeRidder restructuring	11.7	0.12	—	—	16.6	0.17
Integration-related and other costs	4.2	0.04	11.0	0.11	2.9	0.03
Alternative energy tax credits	—	—	(166.0)	(1.70)	—	—
Acquisition inventory step-up	—	—	13.6	0.14	—	—
Acquisition-related costs	—	—	10.0	0.10	—	—
Acquisition-related financing costs	—	—	5.6	0.06	—	—
Total special items	15.9	0.16	(125.8)	(1.29)	19.5	0.20
Excluding special items	$114.4	$1.16	$102.3	$1.05	$123.9	$1.26

	Full Year Ended December 31
	2014 (2)		2013 (2,3)
	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported	$392.6	$3.99	$441.3	$4.52
Special items (4):
DeRidder restructuring	42.1	0.43	—	—
Integration-related and other costs	12.7	0.13	11.0	0.11
Class action lawsuit settlement	11.2	0.11	—	—
Alternative energy tax credits	—	—	(166.0)	(1.70)
Acquisition inventory step-up	—	—	13.6	0.14
Acquisition-related costs	—	—	10.9	0.11
Acquisition-related financing costs	—	—	7.4	0.08
Pension curtailment charges	—	—	7.0	0.07
Total special items	66.0	0.67	(116.1)	(1.19)
Excluding special items	$458.6	$4.66	$325.2	$3.33
 ____________

(1)
Net income and earnings per share excluding special items are non-GAAP financial measures. The after-tax effect of special items are presented because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

(2)	On October 25, 2013, we acquired Boise, Inc. (Boise). Our financial results include Boise subsequent to acquisition.

(3)	See footnote (2) on page 1, for a discussion of the change in our method of accounting for inventories.

(4)
Special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)
EBITDA and EBITDA Excluding Special Items
EBITDA represents income before interest (interest expense and interest income), income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended			Full Year Ended
	December 31		September 30,	December 31
	2014 (1)	2013 (1,2)	2014 (1)	2014 (1)	2013 (1,2)
Net income	$98.5	$228.1	$104.4	$392.6	$441.3
Interest expense, net	23.2	27.9	23.1	88.4	58.3
Provision for income taxes	51.5	(133.1)	60.9	221.7	(17.7)
Depreciation, amortization, and depletion	92.2	72.0	103.8	381.0	201.8
EBITDA (3)	$265.4	$194.9	$292.2	$1,083.7	$683.7
Special items:
DeRidder restructuring	$11.5	$—	$7.8	$23.9	$—
Integration-related and other costs	6.4	17.4	3.0	18.4	17.4
Class action lawsuit settlement	—	—	—	17.6	—
Acquisition inventory step-up	—	21.5	—	—	21.5
Acquisition-related costs	—	15.8	—	—	17.2
Pension curtailment charges	—	—	—	—	10.9
EBITDA excluding special items (3)	$283.3	$249.6	$303.0	$1,143.6	$750.7
 ____________

(1)	On October 25, 2013, we acquired Boise, Inc. (Boise). Our financial results include Boise subsequent to acquisition.

(2)	See footnote (2) on page 1, for a discussion of the change in our method of accounting for inventories.

(3)	See footnote (3) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)
The following table reconciles segment income (loss) to EBITDA and EBITDA excluding special items:

	Three Months Ended			Full Year Ended
	December 31		September 30,	December 31
	2014 (1)	2013 (1,2)	2014 (1)	2014 (1)	2013 (1,2)
Packaging
Segment income	$161.4	$159.1	$164.7	$663.2	$554.2
Depreciation, amortization, and depletion	77.3	61.4	88.8	323.0	190.2
EBITDA (3)	238.7	220.5	253.5	986.2	744.4
DeRidder restructuring	11.5	—	7.8	23.9	—
Integration-related and other costs	(0.5)	1.4	1.0	4.9	1.4
Acquisition inventory step-up	—	18.0	—	—	18.0
Pension curtailment charges	—	—	—	—	10.9
EBITDA excluding special items (3)	$249.7	$239.9	$262.3	$1,015.0	$774.7

Paper
Segment income	$31.1	$13.5	$43.0	$135.4	$13.5
Depreciation, amortization, and depletion	13.4	9.1	12.9	50.6	9.1
EBITDA (3)	44.5	22.6	55.9	186.0	22.6
Integration-related and other costs	0.4	(1.9)	—	—	(1.9)
Acquisition inventory step-up	—	3.5	—	—	3.5
EBITDA excluding special items (3)	$44.9	$24.2	$55.9	$186.0	$24.2

Corporate and Other
Segment loss	$(19.3)	$(49.7)	$(19.3)	$(95.9)	$(85.8)
Depreciation, amortization, and depletion	1.5	1.5	2.1	7.4	2.5
EBITDA (3)	(17.8)	(48.2)	(17.2)	(88.5)	(83.3)
Integration-related and other costs	6.5	17.9	2.0	13.5	17.9
Class action lawsuit settlement	—	—	—	17.6	—
Acquisition-related costs	—	15.8	—	—	17.2
EBITDA excluding special items (3)	$(11.3)	$(14.5)	$(15.2)	$(57.4)	$(48.2)

EBITDA (3)	$265.4	$194.9	$292.2	$1,083.7	$683.7

EBITDA excluding special items (3)	$283.3	$249.6	$303.0	$1,143.6	$750.7
 ____________

(1)	On October 25, 2013, we acquired Boise, Inc. (Boise). Our financial results include Boise subsequent to acquisition.

(2)	See footnote (2) on page 1, for a discussion of the change in our method of accounting for inventories.

(3)	See footnote (3) on page 3, for a discussion of non-GAAP financial measures.